As filed with the Securities and Exchange Commission on April 16, 2010
                           Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

District of Columbia
(State or other jurisdiction of incorporation or organization)

52-0891669
(I.R.S. Employer Identification No.)

2201 Cooperative Way
Herndon, Virginia 20171-3025
(703) 709-6700
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John Jay List, General Counsel
National Rural Utilities Cooperative Finance Corporation
2201 Cooperative Way
Herndon, Virginia 20171-3025
(703) 709-6700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stuart G. Stein, Esq.
Hogan & Hartson LLP
555 Thirteenth Street, N.W.
Washington, D.C. 20004-1109
(202) 637-8575

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Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [x]

If this Form is a post-effective amendment filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [  ]                                                                                                           Accelerated filer [  ]
Non-accelerated filer [x]                                                                                                           Smaller reporting company [  ]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed maximum
Title of each class of	Amount to be	maximum offering	Aggregate	Amount of
securities to be registered	registered	price per unit	offering price	registration fee

Floating Rate Demand Notes	$3,000,000,000	100%*	$3,000,000,000*	$213,900 (1)

*	Estimated solely for the purpose of determining the amount of the registration fee.

(1)
This registration statement covers all investments in the Floating Rate Demand Notes up to $20 billion, with the registration fee based on the aggregate principal amount of Notes outstanding from this offering not exceeding $3 billion at a particular time.

National Rural Utilities
Cooperative Finance Corporation

$20,000,000,000
VARIABLE DENOMINATION
FLOATING RATE DEMAND NOTES
OFFERED AS SET FORTH HEREIN PURSUANT TO
CFC DAILY LIQUIDITY PROGRAM
_____________________

National Rural Utilities Cooperative Finance Corporation (“CFC”) offers its Variable Denomination Floating Rate Demand Notes, referred to hereafter as the Notes. The Notes pay interest at a floating rate. CFC files pricing supplements with the Securities and Exchange Commission (“SEC”) that disclose the then-current interest rate on the Notes.

Key aspects of the Notes program are:

•
CFC will set interest rates with respect to the Notes daily based on prevailing market conditions.  When the rate changes, CFC will file a pricing supplement with the SEC disclosing the new rate.  Interest will be calculated based on a 365-day year.  Interest will be paid monthly based on the amounts accrued each day on the investor’s daily balance.

•	You may redeem your Notes at any time, provided that same day redemption requires that CFC receive notification no later than 11:00 a.m. Eastern time.

•	The aggregate principal amount of Notes outstanding from this offering at any one time shall not exceed $3 billion.

Key factors to consider before investing include:

•	Your investment is not a bank account and is not insured by the Federal Deposit Insurance Corporation or any other insurance or governmental or non-governmental agency.

•
The Notes are not an investment in a money market mutual fund and are not subject to the requirements of the Investment Company Act of 1940, as amended (including requirements relating to diversification and quality of investments).

•
The Notes are unsecured obligations of CFC and only CFC’s unpledged or unencumbered assets may be available to pay the principal of and interest on the Notes along with all other unsecured obligations of the Company. It is possible for you to lose some or all of your investment in the Notes, including accrued interest, if CFC is unable to pay its debts, becomes bankrupt or seeks creditor protection.

•	The Notes are not transferable.

The Notes will rank equally and ratably with all other unsecured senior debt of CFC. At November 30, 2009, CFC had outstanding senior debt of $17.0 billion, of which $9.4 billion was unsecured, and $1.2 billion of guarantees of indebtedness of others.

Investing in the Notes involves risks.  See “Risk Factors” beginning on page 4 of this prospectus, as well as the risk factors relating to our business that are incorporated by reference in this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved these debt securities, or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.
_______________________

The date of this prospectus is April 16, 2010

ABOUT THIS PROSPECTUS

    To understand the terms of the floating rate demand notes (the “Notes”) offered by this prospectus, you should carefully read this prospectus and any pricing supplement.  You should also read the documents referred to under the heading “Where You Can Find More Information” and “Incorporation by Reference” for information on National Rural Utilities Cooperative Finance Corporation (“CFC”) and its financial statements.  Certain capitalized terms used in this prospectus are defined elsewhere in this prospectus.  References in this prospectus to “CFC,” “we,” “us,” and “our” are to National Rural Utilities Cooperative Finance Corporation.

    We are not making an offer of these Notes in any state or jurisdiction where such offer is not permitted.

SUMMARY

      This section summarizes the terms of the Notes that are described in greater detail below under “Description of CFC Daily Liquidity Program.” You should read this more detailed description together with the information contained in other parts of this prospectus, as well as the applicable pricing supplements relating to the Notes.

Issuer	National Rural Utilities Cooperative Finance Corporation

Title	Floating Rate Demand Notes

Amount	Up to $20,000,000,000 aggregate principal amount (up to $3,000,000,000 aggregate principal amount of Notes outstanding at any particular time).

Ranking	The Notes are unsecured and unsubordinated obligations of CFC and will rank equally and ratably with all other unsecured senior indebtedness of CFC.

Minimum Investment	$50,000

Maturity	The Notes are demand investments redeemable in whole or in part on any CFC business day at the option of the holder.

Interest
The Notes earn interest at a floating rate per annum.  The floating interest rate is subject to adjustment daily. When the rate changes, CFC will file a pricing supplement with the SEC disclosing the new rate.

The Notes are not issued by and do not constitute an investment in a money market mutual fund, which is a diversified fund consisting of investments in short-term debt securities of many different issuers.

Form of Notes	The Notes are issued as one or more global securities held by U.S. Bank National Association. Book-entry records for each investor are maintained by CFC (via CFC's Daily Liquidity Program System).
Transferability	The Notes are not assignable or transferable.

Trustee	U.S. Bank National Association

RISK FACTORS

Your investment in the Notes involves certain risks. In consultation with your own financial and legal advisers, you should carefully consider, among other matters, the following discussion of risks before deciding whether an investment in the Notes is suitable for you. Notes are not an appropriate investment for you if you do not understand the terms of the Notes or financial matters generally. In addition, certain factors that may adversely affect the business of CFC are discussed in CFC’s periodic reports referred to in “Where You Can Find More Information About CFC,” below. You should not purchase Notes unless you understand and know you can bear all of the investment risks involving the Notes.

CFC’s Credit Ratings May Not Reflect All Risks of an Investment in the Notes. While the Notes are not specifically rated, certain of our unsecured debt is rated by Fitch Ratings, Moody’s Investor Services and Standard & Poor’s Corporation, each of which is designated as a nationally recognized statistical rating organization by the SEC.

A credit rating reflects an assessment by the rating agency of the credit risk associated with particular securities we issue, based on information provided by us, and other sources. Credit ratings are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by the assigning rating agency. Each rating agency may have different criteria for evaluating company risk, and therefore ratings should be evaluated independently for each rating agency. The credit ratings of CFC may not reflect all risks related to the Notes.

In the event CFC’s debt ratings are downgraded, CFC’s cost of borrowing may be adversely affected, and it may have more limited access to the capital markets.

The Interest Rate Paid on the Notes May Not Bear Any Relation to the Investment Risk.  The interest rate on the Notes, which is subject to change daily, does not necessarily bear any relation to the risks associated with or change in the creditworthiness, credit rating or financial condition of CFC.

The Notes Are Not a Diversified Investment. The Notes are not an investment in a money market mutual fund holding diversified investments in the securities of many companies. Only the assets of CFC that have not been encumbered, sold or securitized are available to pay the principal of and interest on the Notes. Because the Notes are unsecured debt securities issued by a single issuer, you will not have the benefits of diversification offered by money market mutual funds or other investment companies. For this reason, investors also will not have the protections provided to mutual fund investors under the Investment Company Act of 1940, as amended.

CFC Is Not a Bank, and Investments In the Notes Are Not Insured by the Federal Deposit Insurance Corporation or Any Other Governmental or Non-Governmental Source. Only CFC is obligated to pay the principal of and interest on the Notes, and only its otherwise unencumbered assets are available for this purpose. If CFC’s otherwise unencumbered assets are insufficient to pay the principal of and interest on the Notes, you could lose some or all of your investment. No private or government source guarantees return of your investment in the event of a failure of CFC to repay your investment.

The Notes Are Not Transferable. You cannot transfer your investment in the Notes to someone else. As a result, no secondary market for the Notes currently exists or will ever exist, and, consequently, there is no public market valuation of the Notes to assist investors in evaluating the Notes or their yield. You may redeem your investment in the Notes at any time in whole or in part as described in this Prospectus. Same-day redemption is permitted only if CFC receives notice by 11:00 a.m. Eastern time.

WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports and other information with the SEC.  You may read and copy any document we file at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, DC 20549.  Please call the SEC at 1-800-SEC-0330 for further information about the operation of the Public Reference Room.  Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov.

     We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), relating to the Notes covered by this prospectus.  The registration statement, including the attached exhibits, contains additional relevant information about us and the Notes.  You may refer to the registration statement and exhibits for more information about the Notes.  The registration statement and exhibits are available through the SEC’s public reference room or website.

INCORPORATION BY REFERENCE

     The SEC allows us to “incorporate by reference” into this prospectus information we have filed separately with the SEC, which means that we can disclose important information to you by referring you to those filed documents.  The information incorporated by reference is an important part of this prospectus, and the information we subsequently file with the SEC will automatically update and supersede the information in this prospectus.  Absent unusual circumstances, we will have no obligation to amend this prospectus, other than filing subsequent information with the SEC.  We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) until the termination of the offering of the Notes:

•	Annual Report on Form 10-K for the year ended May 31, 2009 (filed August 17, 2009), as amended on August 24, 2009;

•	Quarterly Reports on Form 10-Q for the quarters ended August 31, 2009 (filed October 14, 2009), November 30, 2009 (filed January 13, 2010) and February 28, 2010 (filed April 14, 2010); and

•
Current Reports on Form 8-K dated June 2, 2009 (filed June 2, 2009), July 10, 2009 (filed July 10, 2009), July 24, 2009 (filed July 24, 2009), September 9, 2009 (filed September 16, 2009), February 16, 2010 (filed February 18, 2010) and March 10, 2010 (filed March 10, 2010).

We are not incorporating by reference any document or information that is deemed to be furnished and not filed in accordance with the SEC rules.

     Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement.  Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

      You may request a copy of these filings from the SEC as described under “Where You Can Find More Information.”  You may also request, at no cost, (other than an exhibit to these filings, or an exhibit to any other filings incorporated by reference into the registration statement, unless we have incorporated that exhibit by reference into this registration statement) a copy of these filings by writing to or telephoning us at the following address:

National Rural Utilities Cooperative Finance Corporation
Attention:  Chief Financial Officer
Woodland Park, 2201 Cooperative Way
Herndon, VA 20171-3025
(703) 709-6700

    These filings are also available through the Financial Reports subsection of the Investors section of our website:  www.nrucfc.coop.  Information on our website does not constitute a part of this prospectus.

__________
   You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement or pricing supplement.  We have not authorized anyone, including any salesman or broker, to provide you with different information.  You should not assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of the document in question

FORWARD-LOOKING STATEMENTS

 The SEC encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions.  This prospectus and the documents incorporated by reference in this prospectus contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.

Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identified by our use of words such as “intend,” “plan,” “may,” “should,” “will,” “project,” “estimate,” “anticipate,” “believe,” “expect,” “continue,” “potential,” “opportunity,” and similar expressions, whether in the negative or affirmative. All statements that address expectations or projections about the future, including statements about loan growth, the adequacy of the loan loss allowance, net income growth, leverage and debt to equity ratios, and borrower financial performance are forward-looking statements.  Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking statements.  Factors that could cause future results to vary from current expectations include, but are not limited to, general economic conditions, legislative changes, governmental monetary and fiscal policies, changes in tax policies, changes in interest rates, interest expense, demand for our loan products, changes in the quality or composition of our loan and investment portfolios, changes in accounting principles, policies or guidelines, and other economic and governmental factors affecting our operations.  Some of these and other factors are discussed in our annual and quarterly reports previously filed with the SEC.

Although we believe that the expectations reflected in such forward-looking statements are based on current reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking statements due to a variety of known and unknown factors.  All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are qualified by the cautionary statements in this section.  Except as required by law, we undertake no obligation to update or publicly release any revisions to forward-looking statements to reflect new information, future events or changes in expectations after the date on which the statement is made.

THE COMPANY

CFC is a member-owned cooperative association incorporated under the laws of the District of Columbia in April 1969.  The principal purpose of CFC is to provide its members with financing to supplement the loan programs of the Rural Utilities Service of the United States Department of Agriculture.  CFC makes loans primarily to its members to enable them to acquire, construct and operate electric distribution, generation, transmission and related facilities.  CFC also provides its members with credit enhancements in the form of letters of credit and guarantees of debt obligations. CFC is exempt from the payment of federal income taxes under the provisions of Section 501(c)(4) of the Internal Revenue Code.  As a member-owned cooperative, our objective is not to maximize net income but to offer our members financial products and services at the lowest cost that is consistent with sound financial management.   CFC’s headquarters are located at 2201 Cooperative Way, Herndon, VA 20171-3025 and its telephone number is (703) 709-6700.

Rural Telephone Finance Cooperative (“RTFC”) was incorporated as a private cooperative association in 1987 and provides financing to rural telecommunications members and their affiliates.  As a member-owned cooperative, RTFC’s objective is not to maximize its net income, but to offer its members financial products and services at the lowest cost that is consistent with sound financial management.  RTFC’s results of operations and financial condition are consolidated with those of CFC in CFC’s financial statements.  CFC is the sole lender to and manages the lending activities and business affairs of RTFC through a long-term management agreement. Under a guarantee agreement, RTFC pays CFC a fee to reimburse RTFC for loan losses.  RTFC is headquartered with CFC in Herndon, Virginia. RTFC is a taxable cooperative that pays income tax based on its net income, excluding net income allocated to its members, as allowed by law under Subchapter T of the Internal Revenue Code.

National Cooperative Services Corporation (“NCSC”) was incorporated in 1981 in the District of Columbia as a private cooperative association. NCSC provides financing to its members, which include for-profit and non-profit entities that are owned, operated or controlled by or provide substantial benefit to members of CFC.  As a member-owned finance cooperative, NCSC’s objective is not to maximize its net income, but to offer its members financial products and services at the lowest cost that is consistent with sound financial management.  NCSC’s membership consists of CFC and distribution systems that are members of CFC or are eligible for such membership. NCSC’s results of operations and financial condition are consolidated with those of CFC in CFC’s financial statements.  CFC is the primary source of funding to and manages the lending and financial affairs of NCSC through a management agreement which is automatically renewable on an annual basis unless terminated by either party. Under a guarantee agreement, NCSC pays CFC a fee to reimburse NCSC for losses on loans, excluding losses in the consumer loan program.  NCSC is headquartered with CFC in Herndon, Virginia. NCSC is a taxable corporation.

The Company’s consolidated membership totaled 1,518 as of November 30, 2009, consisting of 899 utility members, the majority of which are consumer-owned electric cooperatives, 495 telecommunication members, 65 service members and 59 associate members in 49 states, the District of Columbia and two U.S. territories.  Memberships between CFC, RTFC and NCSC have been eliminated in consolidation.

RATIO OF EARNINGS TO FIXED CHARGES

     The ratio of earnings to fixed charges for CFC for the five years ended May 31, 2009, 2008, 2007, 2006 and 2005 are included in Exhibit 12 to the Annual Report on Form 10-K for the year ended May 31, 2009, and are incorporated by reference into this prospectus.  The ratio of earnings to fixed charges for CFC for the three and six months ended November 30, 2009 and 2008 are included in the Quarterly Report on Form 10-Q for the quarter ended November 30, 2009 and are also incorporated by reference into this prospectus.

USE OF PROCEEDS

     Unless otherwise specified in a prospectus supplement, the net proceeds from the sale of the Notes will be added to the general funds of CFC, which will be used to make loans to members, refinance existing debt and for other corporate purposes.  CFC expects to incur additional indebtedness from time to time, the amount and terms of which will depend upon the volume of its business, general market conditions and other factors.

DESCRIPTION OF CFC DAILY LIQUIDITY PROGRAM

Any member of CFC or RTFC, and certain qualified organizations affiliated with a CFC or RTFC member, eligible to purchase CFC member commercial paper (“CP”) is eligible to invest in Notes.  Rights of participants under the daily liquidity program, the limitations on those rights, and the principal provisions of the daily liquidity program are described in the next few pages. Written or telephone requests for a copy of the daily liquidity program should be directed to National Rural Utilities Cooperative Finance Corporation, 2201 Cooperative Way, Herndon, Virginia 20171-3025, Attention: Capital Markets Funding (telephone 1-800-424-2955).

All purchases under the daily liquidity program will be evidenced under a master note. Confirmations of purchases will be issued to each participant upon purchase.  The principal amount of the purchase, plus interest accrued and unpaid thereon, is recorded on a register maintained by CFC as the participant’s program account. Current account information can be obtained by calling 1-800-424-2955. Further information about the daily liquidity program and assistance in making purchases can be obtained by calling the above number or writing to the above address.

The daily liquidity program is not equivalent to a bank account and is not subject to the protection of the Federal Deposit Insurance Corporation or other insurance.  Since all funds under the daily liquidity program will be received by CFC, participants will not have the advantage of diversification offered by money market funds and will not have the protection provided by the Investment Company Act of 1940, as amended.  The deposits are not and will not be listed on any securities exchange and there is no secondary market for them.

Interest Rate Information

The interest rate on the daily liquidity program will be set by CFC on a daily basis. When the interest rate changes, CFC will file a pricing supplement with the SEC disclosing the new rate.  Interest will be calculated on a 365-day year.  Information on current interest rates can be obtained by calling CFC’s Member Center at 1-800-424-2955 or through CFC’s website at http://www.nrucfc.coop.  Interest on an account will accrue on a daily basis.  Interest will be automatically credited to the account monthly, on the second business day following the end of the month.  Participants cannot elect to have interest paid to them monthly.  However, amounts may be withdrawn from the account at any time subject to the $50,000 minimum. Interest earned for any given past period under the daily liquidity program is not an indication or representation of future results.

For purposes of the daily liquidity program, a “business day” is a day on which both the Federal Reserve Bank of New York and CFC are open for business.

Program Enrollment

CFC and RTFC members, and certain qualified organizations affiliated with a CFC or RTFC member, eligible to purchase CP who are currently enrolled as participants in the CP program are automatically enrolled to participate in the daily liquidity program.  Members and qualified organizations who are not already established as CFC member CP investors may register to invest in the daily liquidity program by completing a “CFC Investor Background Data” form.  This form may be obtained by contacting the CFC Member Center at 1-800-424-2955.

How to Make a Purchase

Subject to the restriction on the aggregate principal amount of Notes that may be outstanding under the daily liquidity program at a particular time, purchases under the daily liquidity program may be made at any time, without charge, by wire transfer or by such other means as CFC shall from time to time determine.  The minimum initial amount which members may purchase under the daily liquidity program is $50,000.  The minimum amount for subsequent purchases is $50,000. A minimum balance of $50,000 must be maintained in each program account at all times.  All purchases must be made in U.S. dollars.  Program accounts may be opened only by CFC member or affiliate entities.  Attempts to make a purchase through methods not authorized by CFC are not permitted.

The wire transfer routing code for CFC’s daily liquidity program account and other instructions will be provided to investors.  Funds received and accepted by CFC on a business day prior to 5:00 pm Eastern time will be credited to the member’s account on that day.  Funds received and accepted after 5:00 pm Eastern time on a business day are credited to the purchaser’s account on the next business day.  Interest will begin to accrue on the business day the purchase is credited to the participant’s account.  CFC is not responsible for delays in the transfer and wiring of funds.

How to Make Withdrawals/Liquidations

A participant may make a withdrawal at any time, without fees or penalties, subject to a $50,000 minimum.  A participant may liquidate their account at any time, without fees or penalties.  Requests for withdrawals by wire transfer may be initiated by telephoning the CFC Member Center (1-800-424-2955) or making an on-line request in accordance with instructions from CFC. Requests for account liquidation by wire transfer must be initiated by telephoning the CFC Member Center (1-800-424-2955).  Participants liquidating their holdings and closing their program account will receive all accrued and unpaid interest.

Withdrawals/Liquidations by Wire Transfer

Participants may arrange to have withdrawal or liquidation proceeds of $50,000 or more wire transferred to a pre-designated bank account.  If the withdrawal or liquidation request, in proper form, is received by CFC before 11:00 am Eastern time on a business day, proceeds will normally be wired to the pre-designated bank account on that business day. Withdrawal or liquidation proceeds will normally be wired to the pre-designated bank account on the next business day if the withdrawal or liquidation request, in proper form, was received by CFC after 11:00 am Eastern time.  Interest accrues to, but does not include, the business day the proceeds are wired.

Withdrawal or liquidation instructions must include the name of the program (CFC Daily Liquidity Program), the participant’s name, the participant’s alphanumeric ID number for the program, the routing code of the pre-designated bank, and the participant’s account number at the pre-designated bank.  Withdrawal or liquidation instructions may be given by telephoning the CFC Member Center at 1-800-424-2955.  The pre-designated bank may be changed only on written request to CFC. CFC is not responsible for delays resulting in problems in the Fedwire Funds Service system or problems with the funds transfer systems of member banks.  CFC will not be responsible for the authenticity of withdrawal or liquidation instructions.  Withdrawals or liquidations will be sent to a pre-designated account at a bank that is a member of the Federal Reserve Fedwire System, or to a correspondent bank or the pre-designated bank if the pre-designated bank is not a member of the Federal Reserve Fedwire Funds Service system.  If the correspondent bank fails to notify the pre-designated bank immediately, there may be a delay in crediting the funds to the pre-designated bank account.  The procedures permitting withdrawals or liquidations by wire may be modified, terminated, or suspended at any time by CFC.

The Indenture

The Notes will be issued under an indenture dated as of May 15, 2000, as supplemented on March 12, 2007, between CFC and U.S. Bank National Association, as successor Trustee.   Statements herein relating to the daily liquidity program are qualified in their entirety by reference to the copies of the indenture and supplemental indenture filed or incorporated by reference as exhibits to this Registration Statement.

Optional Redemptions by CFC

The indenture provides that the Notes are subject to partial or full redemption at the option of CFC.  Notice of redemption will be given by CFC to holders at least 30 days, but not more than 90 days, prior to the redemption date.  The full or partial redemption of the Notes, plus accrued and unpaid interest, will be paid by wire transfer to participants whose Notes are being redeemed.

Merger, Consolidation and Sale of Assets

The indenture provides that CFC will not merge or consolidate with another corporation or transfer its assets substantially as an entity to any person unless:

-the successor is a corporation organized under the laws of any domestic jurisdiction,

-the successor corporation assumes CFC’s obligations under the indenture and the Notes issued under the indenture, or

-immediately after giving effect to the transaction, no event of  default and no event that, after notice or lapse of time, or both, would become an event of default, has occurred and is continuing.

Events of Default

The following events are defined in the indenture as events of default:

-CFC’s failure to pay all or any part of the principal or interest when due and such failure to pay continues for 20 days,

-CFC’s failure to perform or observe any other covenants or agreements in the indenture or the daily liquidity program for 90 days after notice, and

-events of bankruptcy, insolvency or reorganization of CFC.

The indenture provides that the trustee shall, within 90 days after the occurrence of an event of default, give notice of all uncured defaults known to it (the term default to include the events specified above without grace periods).  However, except in the case of default in the payment of principal or interest on any of the Notes, the trustee may withhold such notice if it in good faith determines that the withholding of notice is in the interests of the Noteholders.

CFC is required to furnish to the trustee annually a statement of officers of CFC stating whether or not to their knowledge CFC is in default in the performance of the terms of the indenture and, if CFC is in default, specifying each such default.

The holders of a majority in aggregate principal amount of all outstanding Notes have the right to waive certain defaults and, subject to limitations, to direct the time, method and place of conducting any proceedings for any remedy available to the trustee or exercising any trust or power conferred on the trustee.  If an event of default will occurs, the trustee must exercise those rights and powers, and use the degree of care and skill in their exercise, that a prudent person would exercise or use in the conduct of his or her own affairs, but otherwise need only perform the duties specifically set forth in the indenture.  The trustee is under no obligation to exercise any of its rights or powers at the request of the Noteholders unless they have offered to the trustee reasonable security or indemnity.

Modification of the Indenture

Under the indenture, CFC’s rights and obligations and the rights and obligations of the holders may be modified by CFC with the consent of the holders of at least a majority in principal amount of the Notes then outstanding.  No such modifications may be made without the consent of the holders of all Notes then outstanding which would:

-diminish the principal amount of any Note, or accrued and unpaid interest thereon, or

-reduce the stated percentage of Notes, the consent of the holders of which is required to modify or alter the indenture.

Concerning the Trustee

U.S. Bank National Association, the trustee under the indenture, has from time to time agreed to make loans to CFC and has performed other services for CFC in the normal course of its business.

Termination, Suspension or Modification of Program

CFC expects that the daily liquidity program will continue for the foreseeable future, but reserves the right at any time to terminate, suspend or modify the daily liquidity program in part or in its entirety. CFC may, in its discretion, temporarily suspend the acceptance of new balances without the suspension constituting a suspension or termination of the daily liquidity program.  Any modification that affects the rights or duties of the trustee may be made only with the consent of the trustee.  No termination, modification or suspension may affect the right of a member to redeem amounts credited to the account or diminish the amounts credited thereto as of the effective date of the action.

Rights Not Transferable

No right or interest in or to a Note is assignable or transferable and no attempted assignment or transfer will be effective.

PLAN OF DISTRIBUTION

The Notes are being offered on a continuous basis for sale by CFC and no commissions will be paid. CFC may from time to time designate offered agents in certain jurisdictions through whom Notes may be offered.  These agents will receive no commissions but may be reimbursed for expenses incurred in connection with their efforts.  CFC has the sole right to accept offers to purchase Notes and may reject any proposed purchase of Notes in whole or in part.

LEGAL OPINIONS

The validity of the Notes offered hereby will be passed upon for CFC by Hogan & Hartson LLP, Columbia Square, 555 Thirteenth Street, NW, Washington, D.C.

EXPERTS

The consolidated financial statements incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses in connection with the offering described in this registration statement:

Registration statement filing fee	$213,900
Legal fees and expenses	50,000
Accountants’ fees	10,000
Blue sky fees and expenses	10,000
Fees of trustee	5,000
Total	$288,900

Item 15.  Indemnification of Directors and Officers.

     Section 29-904(9) of the District of Columbia Cooperative Association Act provides that an association such as the Registrant shall have the capacity “to exercise . . . any power granted to ordinary business corporations, save those powers inconsistent with this chapter.”  Section 29-101.04(16) of the District of Columbia Business Corporation Act permits any corporation:

“To indemnify any and all of its directors or officers or former directors or officers or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor against expenses actually and necessarily incurred by them in connection with the defense of any action, suit, or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been directors or officers or a director or officer of the corporation, or of such other corporation, except in relation to matters as to which any such director or officer or former director or officer or person shall be adjudicated in such action, suit, or proceeding to be liable for negligence or misconduct in the performance of duty.  Such indemnification shall not be deemed exclusive of any rights to which those indemnified may be entitled, under any bylaw, agreement, vote of stockholders, or otherwise.”

     The board of directors of CFC has resolved to indemnify all CFC directors, officers and employees in accordance with the terms of the first sentence of the above section.  The bylaws of CFC also provide for indemnification of all CFC directors, officers and employees as set forth above.

Item 16.  Exhibits.

The Exhibit Index filed herewith is hereby incorporated herein by reference.

Item 17.  Undertakings.

(a)   The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

(A) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is a part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is a part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or their securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of CFC pursuant to the provisions described under Item 15 above, or otherwise, CFC has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by CFC of expenses incurred or paid by a director, officer or controlling person of CFC in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, CFC will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The registrant and each person whose original signature appears below hereby authorize each of Sheldon C. Petersen, Steven L. Lilly and John Jay List (the “Agents”) to file one or more amendments (including post-effective amendments) to the registration statement, which amendments may make such changes in the registration statement as such Agent deems appropriate, and the registrant and each such person hereby appoints each such Agent as attorney-in-fact to execute in the name and on behalf of the registrant and each such person, individually and in each capacity stated below, any such amendments to the registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Fairfax, Commonwealth of Virginia, on the 16th day of April 2010.

                    NATIONAL RURAL UTILITIES
                    COOPERATIVE FINANCE CORPORATION

                   /s/ Sheldon C. Petersen
                       By:  Sheldon C. Petersen
                       Governor and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this report has been signed below by the following persons in the capacities indicated on April 16, 2010.

Signature	Title

/s/ SHELDON C. PETERSEN	Governor and Chief Executive Officer
SHELDON C. PETERSEN

/s/ STEVEN L. LILLY	Senior Vice President and Chief Financial
STEVEN L. LILLY	Officer (Principal Financial Officer)

/s/ ROBERT E. GEIER	Vice President and Controller
ROBERT E. GEIER	(Principal Accounting Officer)

/s/ REUBEN MCBRIDE	President and Director
REUBEN MCBRIDE

/s/ J. DAVID WASSON, JR.	Vice President and Director
J. DAVID WASSON, JR.

/s/ DELBERT CRANFORD	Secretary-Treasurer and Director
DELBERT CRANFORD

Signature	Title

/s/ FRED ANDERSON
FRED ANDERSON	Director

/s/ RAY BEAVERS
RAY BEAVERS	Director

/s/ FRED BROG
FRED BROG	Director

/s/ RAPHAEL A. BRUMBELOE
RAPHAEL A. BRUMBELOE	Director

/s/ WALTER K. CROOK
WALTER K. CROOK	Director

/s/ JOEL CUNNIGHAM
JOEL CUNNINGHAM	Director

/s/ JIM L. DOERSTLER
JIM L. DOERSTLER	Director

/s/ JIMMY EWING, JR.
JIMMY EWING, JR.	Director

/s/ MICHAEL J. GUIDRY
MICHAEL J. GUIDRY	Director

/s/ CHRISTOPHER L. HAMON
CHRISTOPHER L. HAMON	Director

/s/ SCOTT W. HANDY
SCOTT W. HANDY	Director

/s/ JIM HERRON
JIM HERRON	Director

/s/ WILLIAM A. KOPACZ
WILLIAM A. KOPACZ	Director

/s/ LYLE KORVER
LYLE KORVER	Director

/s/ BURNS E. MERCER
BURNS E. MERCER	Director

/S/ GLENN MILLER
GLENN MILLER	Director

/S/ RANDY D. RENTH
RANDY D. RENTH	Director

Signature	Title

/s/ DWIGHT ROSSOW
DWIGHT ROSSOW	Director

/s/ WAYNE STRATTON
R. WAYNE STRATTON	Director

/s/ F. E. WOLSKI
F. E. WOLSKI	Director

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 4.1
Form of Indenture dated as of May 15, 2000 between CFC and Bank One Trust Company, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to CFC’s Registration Statement on Form S-3 filed on May 25, 2000).

Exhibit 4.2
First Supplemental Indenture dated as of March 12, 2007 by and among CFC, U.S. Bank National Association, as Successor Trustee, and The Bank of New York Trust Company, N.A., as Resigning Trustee (incorporated by reference to Exhibit 4.2 to CFC’s Registration Statement on Form S-3 filed on April 19, 2007).

Exhibit 4.3	Form of Variable Denomination Floating Rate Demand Note (incorporated by reference to Exhibit 4.3 to CFC’s Registration Statement on Form S-3 filed on April 19, 2007).
Exhibit 5.1	Opinion of Hogan & Hartson LLP, as to the legality of the Notes.
Exhibit 12	Calculation of ratio of earnings to fixed charges of CFC (see “Ratio of Earnings to Fixed Charges” – set forth in documents incorporated by reference).
Exhibit 23.1	Consent of Deloitte & Touche LLP.
Exhibit 23.2	Consent of Hogan & Hartson LLP (included as part of Exhibit 5).
Exhibit 24	Powers of Attorney (included on signature pages of the Registration Statement).
Exhibit 25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association, as Successor Trustee.